Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CalAmp Corp. (the “Company”) of our reports dated April 21, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting of the Company and subsidiaries, which appear in the Annual Report on Form 10-K of the Company for the year ended February 28, 2015.

/s/ SingerLewak LLP

Los Angeles, California
April 21, 2015